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                                                                    EXHIBIT 23.4



                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the incorporation by reference in the Registration Statement Form S-3 for the offer and sale of certain shares of American Industrial Properties REIT of our reports
(i) dated February 12, 1998 with respect to the Financial Statements of USAA Real Estate Income Investments I Limited Partnerships as of December 31, 1997 and 1996 and for the three years in the period ended December 31, 1997; (ii) dated July 25, 1997 with respect to the Financial Statements of USAA Real Estate Income Investments II Limited Partnership as of June 30, 1997 and 1996 and for the three years in the period ended June 30, 1997; (iii) dated February 9, 1998 with respect to the Financial Statements of USAA Income Properties III Limited Partnership as of December 31, 1997 and 1996 and for the three years in the period ended December 31, 1997; and (iv) dated February 9, 1998 with respect to the Financial Statements of USAA Income Properties IV Limited Partnership as of December 31, 1997 and 1996 and for the three years in the period ended December 31, 1997 which reports appear in Amendment No. 1 filed March 23, 1998 to Form 8-K of American Industrial Properties REIT dated January 20, 1998.



                                                       /s/ KPMG Peat Marwick LLP
                                                           KPMG Peat Marwick LLP

San Antonio, Texas
May 11, 1998